                                                                   Exhibit 10.26

                           AMENDMENT TO LOAN DOCUMENTS

      THIS AMENDMENT to Loan Documents (this "Amendment" or the "July 2006 Amendment") is entered into as of July 18, 2006 (the "July 2006 Amendment Date"), by and between, on the one hand, SILICON VALLEY BANK, a California corporation ("Bank" or "Silicon"), and, on the other hand, ISILON SYSTEMS, INC., a Delaware corporation ("Borrower"), whose chief executive office is located at 220 W. Mercer Street, Suite 501, Seattle, Washington 98119.

                                    RECITALS

      A. Borrower and Bank are parties to that certain Loan and Security Agreement, dated June 24, 2004 (as amended, restated, supplemented or otherwise modified from time to tune, the "Loan Agreement"), between them.

      B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

      C. Borrower intends to issue and sell its Series E Preferred Stock to one or more investors no later than July 31, 2006 and will receive not less than $10,000,000 in gross cash proceeds of such issuance and sale (such sale, the "Designated Equity Sale"). Concurrently with the consummation of the Designated Equity Sale, Borrower, as required by Section 6.10 of the Horizon Sub Debt Agreement, must pay in full in cash, from the proceeds of the Designated Equity Sale, all Equipment Loans and all Obligations relating specifically to the Equipment Loans (collectively, the "Equipment Loan Obligations").

      D. Borrower has requested, and Bank has agreed, that the following modifications of the Loan Agreement will become effective, upon the consummation of the Designated Equity Sale and the concurrent payment in full of the Equipment Loan Obligations from the proceeds thereof (as required by the Horizon Sub Debt Agreement): (i) modification of the Credit Limit to reflect the payoff of the Equipment Loans, and conforming deletion of the SVB Equipment Term Loan Principal Cap; (ii) increase of the Maximum Revolver Amount from $6,000,000 to $11,000,000, and conforming modification of the SVB Revolver Principal Cap;
(iii) modification of the Borrowing Base with respect to Eligible Foreign Accounts; (iv) modification of the concentration limit relative to Eligible Accounts; (v) grant to Borrower of a "Renewal Option" to extend the Maturity Date from January 17, 2007 to January 16, 2008; (vi) modification of the interest rate; (vii) addition of a new Adjusted Quick Ratio financial covenant;
(viii) modification of the Zero Loan Balance Condition; and (ix) modification of the Liquidity Condition; in each case, all as more fully set forth herein.

      E. Bank has agreed to so amend certain provisions of the Loan Agreement, and also to provide the limited consent and limited waiver set forth in Section 2 below, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. The terms "July 2006 Amendment" and "July 2006 Amendment Date," in each case, as defined in the preamble to this Amendment, hereby are incorporated into the Loan Agreement. The term "Designated Equity Sale," as defined in Recital C above, hereby is incorporated into the Loan Agreement. The term "Equipment Loan Payoff," as defined in Section 3 below, hereby is incorporated into the Loan Agreement.

      2. (a) LIMITED CONSENT TO DESIGNATED EQUITY SALE. Bank hereby consents to solely the Designated Equity Sale, and Borrower and Bank hereby agree that certain cash proceeds of the Designated Equity Sale shall be used by Borrower to concurrently pay in full in cash all Equipment Loan Obligations (as required by Section 6.10 of the Horizon Sub Debt Agreement). It is understood by Borrower, however, that such consent does not constitute a waiver of any term or provision of the Loan Agreement, or any other Loan Document, in respect of any matter other than solely the Designated Equity Sale, nor an agreement to waive, in the future, any term or provision of the Loan Agreement or any other Loan Document in respect of any matter other than solely the Designated Equity Sale.

            (b) LIMITED WAIVER RELATIVE TO DOWNSTREAMING OF FUNDS TO SUBSIDIARIES. Bank and Borrower hereby agree that, if and to the extent Borrower transferred to any one or more of Borrower's subsidiaries more than $1,700,000 in the aggregate in the fiscal quarter ended December 31, 2005 in violation of
Section 8(8) of the Schedule to Loan Agreement, then such violation hereby is waived. It is understood, however, that the foregoing waiver of such violation does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document.

      3. ACKNOWLEDGMENT OF PRIOR PAYMENT IN FULL OF LINE A EQUIPMENT LOANS. Borrower and Bank hereby acknowledge that the Line A Equipment Loans previously have been paid in full in cash.

      4. CONDITIONAL AMENDMENTS TO LOAN AGREEMENT. Solely if and when the Designated Equity Sale is consummated (but in no event later than July 31, 2006) and all Equipment Loan Obligations (except that Borrower's indemnification obligations under Section 12.2 of the Line A Equipment Loan Agreement shall survive termination of Line A Equipment Loan Agreement) are paid in full in cash from certain net cash proceeds of the Designated Equipment Sale (no event later than July 31, 2006), then concurrently therewith:

            4.1 MODIFICATION OF CREDIT LIMIT TO REFLECT PAYOFF OF LINE A EQUIPMENT LOANS. Section 1(A) of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

                  (A)   Line A Equipment Loans. [Previously repaid in full.]

            4.2 MODIFICATION OF CREDIT LIMIT TO REFLECT PAYOFF OF LINE B EQUIPMENT LOANS. Section 1(B) of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

                  (B) Line B Equipment Loans. [Repaid concurrently with the consummation of the Designated Equity Sale and as part of the Equipment Loan Payoff.]

            4.3 INCREASE OF MAXIMUM REVOLVER AMOUNT. The portion of Section 1(C) of the Schedule to Loan Agreement that currently reads:

                  As used herein, the term "Maximum Revolver Amount" means
            $6,000,000.

            hereby is amended and restated in its entirety to read as follows:

                  As used herein, the term "Maximum Revolver Amount" means
            $11,000,000.

            4.4 CORRESPONDING MODIFICATION REGARDING PERMITTED CONTRACTUAL LIMITATIONS ON SVB DEBT. In order to reflect the modifications set forth in Sections 4.1 through 4.3 above, Section 8(11) of the Schedule to Loan Agreement, which currently reads as follows:

                  (11) PERMITTED CONTRACTUAL LIMITATIONS ON SVB DEBT. Borrower shall not agree with Horizon or any other Person, whether pursuant to the Horizon Sub Debt Documents or otherwise, to restrict in any manner the amount of indebtedness that now or hereafter may be owing by Borrower to Silicon, except solely that the Horizon Sub Debt Agreement may require that: (a) no Revolving Loans may be affirmatively made by Silicon to Borrower at Borrower's express request therefor, if and to the extent such requested Revolving Loan, if made, would cause the portion of all outstanding Revolving Loans made by Silicon to Borrower that consists solely of principal to exceed the SVB Revolver Principal Cap (as defined below); and (b) the portion of all outstanding Equipment Loans made by Silicon to Borrower that consists solely of principal shall not exceed Two Million Three Hundred Twenty Thousand Dollars ($2,320,000) in the aggregate at any one time outstanding (the "SVB Equipment Term Loan Principal Cap").

                        As used herein, the term "SVB Revolver Principal Cap" means, as of any date of determination, the lesser of
                        (I) Six Million

                        Dollars ($6,000,000), and (II) the sum of the then aggregate amount of all Accounts of Borrower, plus the then aggregate value of all Inventory of Borrower, plus the then aggregate amount of Borrower's unrestricted cash that is on deposit with Silicon, is subject to Silicon's continuing first-priority perfected security interests therein (and no other creditor's security interests therein, unless the same is subordinated in favor of Silicon on terms and conditions satisfactory to Silicon in its good faith business judgment), and is subject to Silicon's control thereof (and no other creditor's control thereof). For the avoidance of doubt, the SVB Revolver Principal Cap shall not limit, and is not intended to limit, any interest, fees, expenses, charges, costs, or any other Obligations (except the principal portion of outstanding Revolving Loans).

            hereby is amended and restated in its entirety to read as follows:

                  (11) PERMITTED CONTRACTUAL LIMITATIONS ON SVB DEBT. Borrower shall not agree with Horizon or any other Person, whether pursuant to the Horizon Sub Debt Documents or otherwise, to restrict in any manner the amount of indebtedness that now or hereafter may be owing by Borrower to Silicon, except solely that the Horizon Sub Debt Agreement may require that no Revolving Loans may be affirmatively made by Silicon to Borrower at Borrower's express request therefor, if and to the extent such requested Revolving Loan, if made, would cause the portion of all outstanding Revolving Loans made by Silicon to Borrower that consists solely of principal to exceed the SVB Revolver Principal Cap (as defined below).

                        As used herein, the term "SVB Revolver Principal Cap" means, as of any date of determination, the lesser of
                        (I) Eleven Million Dollars ($11,000,000), and (II) the sum of the then aggregate amount of all Accounts of Borrower, plus the then aggregate value of all Inventory of Borrower, plus the then aggregate amount of Borrower's unrestricted cash that is on deposit with Silicon, is subject to Silicon's continuing first-priority perfected security interests therein (and no other creditor's security interests therein, unless the same is subordinated in favor of Silicon on terms and conditions satisfactory to Silicon in its good faith business judgment), and is subject to Silicon's control thereof (and no other creditor's control thereof). For the avoidance of doubt, the SVB Revolver Principal Cap shall not limit, and is not intended to limit, any interest, fees, expenses, charges, costs, or any other Obligations (except the principal portion of outstanding Revolving Loans).

            4.5 MODIFICATIONS OF BORROWING BASE.

                  (a) The portion of Section 1(C) of the Schedule to Loan Agreement that currently reads:

                        (a) 85% (the "Eligible Accounts Advance Rate" and also an "Advance Rate") of: (1) the net amount of Borrower's Eligible Accounts (as defined in Section 8 above); plus
                        (2) without duplication of any amounts in (1), the net amount of Borrower's Eligible Foreign Accounts (as defined in Section 8 above); provided that Revolving Loans based on Eligible Foreign Accounts shall under no circumstances exceed the lesser of $1,200,000 or the amount that would violate the Foreign Accounts/Total Accounts Condition (as defined below);

            hereby is amended and restated in its entirety to read as follows:

                        (a) 85% (the "Eligible Accounts Advance Rate" and also an "Advance Rate") of: (1) the net amount of Borrower's Eligible Accounts (as defined in Section 8 above); plus
                        (2) without duplication of any amounts in (1), the net amount of Borrower's Eligible Foreign Accounts (as defined in Section 8 above); provided that Revolving Loans based on Eligible Foreign Accounts shall under no circumstances exceed the lesser of $2,000,000 or the amount that would violate the Foreign Accounts/Total Accounts Condition (as defined below);

                  (b) The portion of Section 1(C) of the Schedule to Loan Agreement that currently reads:

                        As used herein, the term "Foreign Accounts/Total Accounts Condition" means that, as of any date of determination, the aggregate amount of Revolving Loans based on Eligible Foreign Accounts shall not exceed an amount equal to 33% of the Borrower's Accounts.

            hereby is amended and restated in its entirety to read as follows:

                        As used herein, the term "Foreign Accounts/Total Accounts Condition" means that, as of any date of determination, the aggregate amount of Revolving Loans based on Eligible Foreign Accounts shall not exceed an amount equal to 25% of the Borrower's Accounts.

            4.6 MODIFICATION OF CONCENTRATION LIMIT. The portion of the definition of "Eligible Accounts" (set forth in Section 8 of the Loan Agreement) that currently reads as follows:

                  ** (OR, IN THE CASE OF THE ACCOUNT DEBTOR KNOWN AS OFOTO, 50%)

            hereby are amended and restated in their entirety to read as follows:

                  ** (OR, IN THE CASE OF SOLELY ANY ONE (1) ACCOUNT DEBTOR AS OF
                     ANY DATE OF DETERMINATION, 35%)

            4.7 MODIFICATION OF REVOLVER MATURITY DATE. Section 4 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

      4.    MATURITY DATE
            (Section 6.1):

                        All Obligations shall be due and payable in full on the Maturity Date. As used herein, the term "Maturity Date" means (a) JANUARY 17, 2007, or (b) solely if the Renewal Option (as defined below) is timely exercised, JANUARY 16, 2008. References in this Agreement or any other Loan Document to the "Revolving Maturity Date" or the "Revolver Maturity Date" shall mean and refer to the Maturity Date.

                        Borrower shall have the one-time option to extend the Maturity Date solely from January 17, 2007 to January 16, 2008 upon the terms and conditions of this paragraph (the "Renewal Option"). The Renewal Option will be deemed exercised only if (i) Silicon receives from Borrower, on or before December 31, 2006, Borrower's written notice to Silicon that Borrower thereby elects to extend the Maturity Date from January 17, 2007 to January 16, 2008 (and Borrower and Silicon hereby agree that any such notice received by Silicon is irrevocable), and (ii) Silicon receives a Maturity Date extension fee of $41,250, which fee shall be due and payable, fully-earned, and non-refundable, on January 17, 2007 (and Borrower hereby irrevocably authorizes Silicon to charge such fee to Borrower's loan account on January 17, 2007 if Silicon receives the notice as required under clause (i) above).

            4.8 MODIFICATION OF INTEREST RATE. Section 2 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

      2.    INTEREST
            Interest Rate (Section 1.2):

                        With respect to all Obligations, a per annum rate equal to the sum of the "Prime Rate" in effect from time to time, plus THE APPLICABLE MARGIN (as defined below), provided that the minimum per annum rate applicable to all Obligations shall at all times be considered to be 6.25%.

                        As used herein, the term "Applicable Margin" means, as of any date of determination: (a) at all times that the Streamline Provisions are not in effect, 1.00 percentage point; and (b) at all times that the Streamline Provisions are in effect, (i) 0.50 percentage points, if and so long as Borrower's common stock is not publicly traded on NYSE or NASDAQ, and (ii) 0.00 percentage points, if and so long as Borrower's common stock is publicly traded on NYSE or NASDAQ.

                        Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used in this Agreement, "Prime Rate" means the interest rate announced from time to time by Silicon as its "prime rate" (which is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon).

                        The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

      MINIMUM MONTHLY
      INTEREST (Section 12): n/a per month.

            4.9 MODIFICATION OF FINANCIAL COVENANT. Section 5 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

      5.    FINANCIAL COVENANTS

            (Section 5.1): Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

            ADJUSTED

            QUICK RATIO:   Commencing for the month ending July 31, 2006 and
                           continuing for each month thereafter, Borrower shall maintain an Adjusted Quick Ratio of not less than:
                           (a) 1.00 : 1.00, with respect to each month ending prior to January 2007; and (b) 1.25 : 1.00, with respect to January 2007 and each month thereafter, if the Renewal Option (as such term is defined in Section 4 of the Schedule) is timely exercised.

            DEFINITIONS:   For purposes of the foregoing financial covenants,
                           the following term shall have the following meaning:

                           "Adjusted Quick Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) all unrestricted cash and unrestricted cash equivalents maintained on deposit at or invested at or through Silicon (excluding, however, any "Designated Quarter-End Advances" (as such term is defined in Section 9 of this Schedule)), plus (ii) the net amount of Borrower's Accounts, to (b) the result of (i) Borrower's current liabilities (as determined in accordance with GAAP), less (ii) Borrower's deferred revenues (as determined in accordance with GAAP).

            4.10 MODIFICATION OF ZERO LOAN BALANCE CONDITION. The portion of
Section 9 of the Schedule to Loan Agreement that currently reads:

                        As used herein, the term "Zero Loan Balance Condition" means, as of any date of determination, that no Revolving Loans, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services have been outstanding, and no requests for Revolving Loans, Letters of Credit, FX Forward Contracts, or Cash Management Services, have been made by Borrower, during the consecutive 30-day period ending on such date of determination; provided, however, that, solely for purposes of this definition, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services, in an aggregate amount not to exceed 15% of the then extant Excess Availability, may be outstanding or requested without causing the Zero Loan Balance Condition to be not satisfied; provided, further, that, solely for purposes of this definition, Revolving Advances may be made and permitted to remain outstanding, solely during the consecutive-15-day-period comprising the last 14 days of any fiscal quarter and the first day of the immediately following fiscal quarter, without causing the Zero Loan Balance Condition to be not satisfied, if and only if all amounts from the funding of such Revolving Advances (i) remain on deposit solely in Borrower's

                        Deposit Accounts maintained at Bank while such Revolving Advances remain outstanding, and (ii) are used solely to repay such outstanding Revolving Advances at the end of such 15-day period.

            hereby is amended and restated in its entirety to read as follows:

                        As used herein, the term "Zero Loan Balance Condition" means, as of any date of determination, that no Revolving Loans, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services have been outstanding, and no requests for Revolving Loans, Letters of Credit, FX Forward Contracts, or Cash Management Services, have been made by Borrower, during the consecutive 30-day period ending on such date of determination; provided, however, that, solely for purposes of this definition, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services, in an aggregate amount not to exceed 15% of the then extant Excess Availability, may be outstanding or requested without causing the Zero Loan Balance Condition to be not satisfied; provided, further, that, solely for purposes of this definition, Revolving Advances may be made and permitted to remain outstanding, solely during the consecutive-5-Business-Day s-period comprising the last 4 Business Days of any fiscal quarter and the first Business Day of the immediately following fiscal quarter, without causing the Zero Loan Balance Condition to be not satisfied, if and only if all amounts from the funding of such Revolving Advances (i) remain on deposit solely in Borrower's Deposit Accounts maintained at Bank while such Revolving Advances remain outstanding, and
                        (ii) are used solely to repay such outstanding Revolving Advances at the end of such consecutive-5-Business-Days-period (such Revolving
                        Advances described in this proviso, the "Designated Quarter-End Advances").

            4.11 MODIFICATION OF LIQUIDITY CONDITION. The portion of Section 9 of the Schedule to Loan Agreement that currently reads:

                        As used herein, the term "Liquidity Condition" means, as of any date of determination, that the sum of Borrower's Excess Availability (as defined below) plus the aggregate amount of unrestricted cash of Borrower in Deposit Accounts maintained at Silicon shall exceed the sum of $2,000,000 plus the aggregate outstanding amount of the Obligations.

            hereby is amended and restated in its entirety to read as follows:

                        As used herein, the term "Liquidity Condition" means, as of any date of determination, that the sum of Borrower's Excess Availability (as defined below) plus the aggregate amount of unrestricted cash of Borrower in Deposit Accounts maintained at Silicon shall exceed the sum of $1,000,000 plus the aggregate outstanding amount of the Obligations.

      5. LIMITATION OF AMENDMENTS.

            5.1 The modifications set form in SECTION 2 and SECTION 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement and any other present or future agreement between Borrower or any guarantor of any of the Obligations, on the one hand, and/or for the benefit of Bank, on the other hand, in connection with the Loan Agreement (in each case, as amended, restated, supplemented, or otherwise modified from time to time, collectively, the "Loan Documents"), or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

            5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

      6. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

            6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

            6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

            6.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except that Borrower's Certificate of Incorporation will be modified or supplemented after the date hereof in connection with the Designated Equity Sale, and Borrower hereby covenants and agrees to promptly deliver to Bank true, correct, and complete copies of such modification/supplement to its Certificate of Incorporation;

            6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

            6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

            6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

            6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

      7. FEE. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $10,937.50, concurrently with execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower's loan account.

      8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      9. EFFECTIVENESS. This Amendment shall be deemed effective upon:

            (a) the due execution and delivery to Bank of this Amendment by each party hereto;

            (b) the due execution and delivery to Bank of the amendment (in form and substance satisfactory to Bank) of the Horizon Subordination Agreement by each party thereto (a copy of which amendment shall be attached hereto as Exhibit A); and

      [Remainder of page intentionally left blank; signature page immediately follows.]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ISILON SYSTEMS.  INC.

By: /s/ Stuart W. Fuhlendorf
    ---------------------------------
Name: Stuart Fuhlendorf

Title: Chief Financial Officer

SILICON VALLEY BANK

By: /s/ Patrick McCarthy
    --------------------------------

Name: Patrick McCarthy

Title: Sr. Vice President

                                    EXHIBIT A

          [attach copy of amendment to Horizon Subordination Agreement]